UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 19, 2010



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-96358              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

? Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

  Item 5.07    Submission of Matters to a Vote of Security Holders

The registrant's 2010 Annual Meeting of Shareholders was held May
19, 2010. Matters voted upon were (1) ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year and (2) election of directors. The final number of votes cast with respect to each matter are set out below:

1) Ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year:

      Votes For              2,127,061
      Votes Against             10,884
      Votes Abstain                700

2) Election of the following nominees to the Company's Board of Directors for the ensuing year:

                                  Votes For        Votes Withheld
      William Arvin               1,672,984            22,032
      Louis Prichard              1,674,812            20,204
      B. Proctor Caudill, Jr.     1,661,139            33,877
      Woodford Van Meter          1,693,816             1,200

The following directors have a term of office that will continue following the Annual Meeting: Henry Hinkle, Theodore Kuster,
Betty J. Long, Ted McClain, Edwin S. Saunier, Robert Thompson and
Buckner Woodford, IV.

The total number of Common Shares outstanding as of May 19, 2010, the record date for the Annual Meeting of Shareholders, was 2,743,471.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY BANCSHARES, INC.



Date: May 24, 2010                  By      /s/ Gregory J. Dawson___
         Gregory J. Dawson
         Chief Financial Officer